Exhibit 99.1

Cardtronics Appoints Mark Rossi as Chairman of the Board

Dennis Lynch Steps Down from the Board of Directors

HOUSTON, November 1, 2018 — Cardtronics plc (Nasdaq:CATM) (“Cardtronics” or the “Company”), the world’s largest ATM owner/operator, today announced that Mark Rossi has been appointed as Chairman of the Board of Directors, effective immediately. Mr. Rossi succeeds Dennis Lynch, who has stepped down as Chairman and as a member of the Cardtronics Board of Directors, effective immediately.

Mr. Lynch’s decision to step down, which is fully supported by the Cardtronics Board, is not due to any disagreements with the Company and is in order to avoid even the appearance of a conflict of interest, in light of Mr. Lynch’s other board services.

Mr. Rossi commented, “I am honored to be the next Chairman of the Board as we continue to build on Cardtronics’ positive momentum to enhance shareholder value with an unmatched platform of conveniently located ATM assets. On behalf of the entire Board, we thank Dennis for his leadership, years of service and contributions to Cardtronics.”

About Mark Rossi

Mr. Rossi has served as a director of Cardtronics since November 2010. He is a founder and Senior Managing Director of Cornerstone Equity Investors, L.L.C. (‘‘Cornerstone’’), a Connecticut-based private equity firm with a particular emphasis on technology and telecommunications, health care services and products and business services. Prior to the formation of Cornerstone in 1996, Mr. Rossi was President of Prudential Equity Investors, Inc., the private equity arm of Prudential Insurance Company of America. Mr. Rossi’s industry focus is on business services and technology companies. He is a member of the board of directors of several companies and previously served as Chair of the Board of Directors of Maxwell Technologies Inc. After graduating with highest honors from Saint Vincent College in 1978 with a Bachelor of Arts degree in Economics, Mr. Rossi earned a Master of Business Administration degree from the J.L. Kellogg School of Management at Northwestern University.

About Cardtronics (Nasdaq:CATM)

Cardtronics is the trusted leader in financial self-service, enabling cash transactions at approximately 230,000 ATMs across 10 countries in North America, Europe, Asia-Pacific, and Africa.  Leveraging our unmatched scale, expertise and innovation, top-tier merchants and businesses of all sizes use our ATM solutions to drive growth, in-store traffic, and retail transactions.  Financial services providers rely on Cardtronics to deliver superior service at their own ATMs, on Cardtronics ATMs where they place their brand, and through Cardtronics’ Allpoint Network, the world’s largest surcharge-free ATM network, with over 55,000 locations.  As champions of cash, Cardtronics converts digital currency into physical cash, driving payments choice for businesses and consumers alike.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Press Release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including those statements regarding the Company’s outlook and are intended to be covered by the safe harbor provisions thereof. The use of the words “expects,” “intends,” “anticipates,” “estimates,” “predicts,” “believes,” “should,” “potential,” “may,” “forecast,” “objective,” “plan,” or “target,” and other similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effect on the Company and there can be no assurance that future developments affecting the Company could be anticipated. The Company’s forward-looking statements involve significant risks and uncertainties (some of which are beyond its control) and assumptions that could cause actual results to differ materially from its historical experience and present expectations or projections. For additional information regarding known material factors that could cause the Company’s actual results to differ see the risk factors described in Item 1A of the Company’s 2017 Form 10-K, and those set forth from time-to-time in other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements contained in this release, which speak only as of the date of the release. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events, or otherwise.

Contact Information

Brad Conrad

EVP - Treasurer

832-308-4000

ir@cardtronics.com